News Release From Nuance Communications, Inc.

Contacts:	For Immediate Release

For Investors and Press	For Press
Richard Mack	Scott Collins
Nuance Communications, Inc.	ARiA Marketing, Inc.
Tel: (781) 565-5000	Tel: (617) 332-9999 ext. 236
Email: richard.mack@nuance.com	Email: scollins@ariamarketing.com
Nuance to Acquire Focus Infomatics, Accelerates Delivery
of Speech Services to Automate Healthcare Transcription
Proven Operations Support Rapid Growth of Dictaphone iChart Managed Service Offerings,
Contribute Strong Recurring Revenues and Improved Operating Margins
BURLINGTON, Mass., March 15, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN), a leading provider of speech solutions, today announced a definitive agreement whereby Nuance will acquire Focus Infomatics, Inc., the premier healthcare speech recognition editing services organization.
This acquisition will expand Nuance’s ability to deliver Web-based speech recognition editing services and significantly accelerate Nuance’s strategy to automate manual transcription in healthcare, where an estimated $15 billion is spent worldwide each year. Focus’ proven technology and services portfolio, in conjunction with the Dictaphone iChart Web-based transcription solutions, will ensure the most efficient and scalable Internet delivery of automated transcription as a service.
Focus Infomatics is one of the most respected speech recognition services organizations in healthcare, serving some of the U.S.’s largest healthcare organizations such as Ardent Healthcare, MD Anderson Cancer Center and Brigham and Women’s Hospital. The company combines the use of speech recognition, a Web-based editing platform and an optimized India-based operation to achieve superior customer satisfaction, turnaround time and cost efficiency. Focus’ practices have garnered the industry’s highest customer satisfaction as evidenced by its 2006 Best in KLAS® ranking by KLAS Enterprises, an independent organization that monitors performance of healthcare vendors worldwide.
“The pressing requirement for automation in the healthcare industry presents a significant opportunity for the adoption of Nuance speech-enabled solutions,” said Paul Ricci, chairman and CEO at Nuance. “In particular, Focus’ outstanding reputation for speech editing services and highly skilled workforce will support the rapid growth of iChart, our hosted speech-enabled transcription service. By combining Nuance’s premier speech technology and Focus’ proven services, we expect to accelerate our objective to eliminate manual transcription.”

Nuance expects the acquisition to add between $7 million and $9 million in Dictaphone healthcare revenues in fiscal year 2007 and between $18 million and $22 million in fiscal year 2008. The acquisition is expected to be dilutive to earnings on a GAAP basis by approximately $(0.02) to $(0.01) in fiscal year 2007 and $(0.01) to $0.00 per share in fiscal year 2008. On a non-GAAP basis, the acquisition is expected to be accretive to earnings, excluding amortization, acquisition-related costs and stock-based compensation, by approximately $0.00 to $0.01 per share in fiscal year 2007 and $0.02 to $0.03 per share in fiscal year 2008.

The acquisition was funded with cash. Consideration after adjustments is approximately $58 million. The acquisition has been approved by both companies’ Boards of Directors and is expected to close by March 31, 2007, subject to customary conditions.

“It is clear that speech recognition is now an essential component of medical dictation and transcription as the healthcare industry drives toward efficiency and automation,” said Anirudh Baheti, CEO of Focus Infomatics. “Focus’ customers have benefited substantially from speech technology for some time and our combined offerings fit naturally with the way doctors and medical practitioners work. We are delighted to join Nuance as the company has quickly become the industry leader for end-to-end healthcare transcription solutions.”

Today, the transition to automated transcription and electronic medical records in healthcare is accelerating at a rapid pace, creating significant opportunities for speech-enabled, automated transcription solutions and services. Focus’ trusted, best-in-class reputation and reliable labor force complement Nuance’s existing suite of healthcare solutions, providing:
•	Accelerated Growth for Dictaphone iChart — For the past year, the Dictaphone iChart managed transcription service has been a significant catalyst of growth for Nuance. This acquisition provides the Company and its iChart Preferred Service Providers with additional infrastructure and capacity to achieve high levels of accuracy, reliability and scale in this extremely fertile market.

•	Recurring Revenue Stream — Within Nuance, software as a service continues to become an integral component of the Company’s financial performance. The acquisition of Focus Infomatics affords a stable, recurring revenue stream from its speech editing services. In addition to delivering these speech-based services to the customers of Nuance’s Dictaphone Healthcare Solutions division, Focus will continue to service its existing customer base.

•	Improved Operating Efficiencies — The acquisition is expected to improve earnings through immediate improvements to Dictaphone operating margins and enhanced synergies over time. In particular, Focus’ India-based operations allow for an efficient, cost-effective delivery of Nuance’s automated speech services.
Since 2004, Nuance has steadily increased its investments within the rapidly-growing healthcare vertical, dedicating substantial resources in product development, sales, business development and marketing behind an effort to virtually eliminate traditional manual transcription before the end of the decade. The Company continues to broaden its solutions portfolio and expand its presence in healthcare, recently establishing its Dictaphone Healthcare Solutions division to support the business. These investments have produced record dictation and healthcare revenues for Nuance in recent years, further validating a compelling opportunity for continued growth and market leadership.
Focus Infomatics
Focus Infomatics, a healthcare transcription solutions company with operation in India and the United States, has been successfully providing transcription services to the healthcare industry since 1999. Focus now serves more than 100 medical facilities across the United States.

Nuance’s Dictaphone Healthcare Solutions
Nuance’s Dictaphone Healthcare Solutions Division provides comprehensive dictation and transcription solutions and services that improve the way patient data is captured, processed and used changing the way people process and work with medical information. Through the integration of speech recognition and natural language processing within existing health information management workflow, Nuance’s Dictaphone Healthcare Solutions offerings help healthcare organizations save money and improve patient care by improving the turn around time, accuracy and usability of their medical documentation. For more information, please visit Nuance.com/Dictaphone.
Nuance Communications, Inc.
Nuance (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit nuance.com.
Nuance, the Nuance logo, Dictaphone are trademarks or registered trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other company names or product names may be the trademarks of their respective owners.
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SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between Nuance and Focus Infomatics, the services offered by the combined company, Nuance’s strategy to automate manual transcription in healthcare, anticipated growth in the healthcare transcription market, future financial and operating results, expectations that the merger will be accretive to Nuance’s results, the recurring nature of Focus Infomatics’ revenues, improved margins in the Dictaphone iChart business, benefits and synergies of the transaction, the expected timetable for completing the transaction, future opportunities for the combined company, and any other statements about Nuance or Focus Infomatics’ managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the ability of Nuance to successfully continue Focus Infomatics’ operations; the ability to realize anticipated synergies and cost savings; the failure to retain customers; and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended September 30, 2006. Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Nuance management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses this non-GAAP financial measure as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider this measure to be a substitute for, or superior to, the information provided by GAAP earnings per share. When evaluating the prospects of a transaction, one factor our management considers is the impact on, accretion or dilution of, our GAAP and non-GAAP earnings per share. Consistent with this approach, we believe that disclosing accretion / dilution of non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for accretion / dilution of GAAP earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the impact of our potential acquisition of Focus Infomatics, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Expenses. We excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). The acquisition of Focus Infomatics will result in non-continuing operating expenses which would not otherwise have been incurred. In recent years, we have also completed a number of other acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance and Dictaphone employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain expenses related to material acquisitions allows the users of our financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non-GAAP net income (loss) differently than the Company, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, the Company’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
[in thousands, except per share amounts)
Unaudited
Estimated Per Share Impact of Focus Infomatics Acquisition

	Six Months Ended		Twelve Months Ended
	September 30, 2007		September 30, 2008
	Low	High	Low	High
Estimated total revenue	$7,000	$9,000	$18,000	$22,000

Accretion of GAAP net income (loss), per share	($0.02)	($0.01)	($0.01)	$0.00
Amortization of other intangible assets, per share	$0.02	$0.02	$0.03	$0.03
Stock based compensation, per share	$0.00	$0.00	$0.00	$0.00
Non-cash taxes, per share	$0.00	$0.00	$0.00	$0.00
Accretion of non-GAAP net income (loss), per share	$0.00	$0.01	$0.02	$0.03

Shares used in computing Accretion/Dilution of non-GAAP net income (loss), per share:

Weighted average common shares outstanding
Basic	176,521	176,521	188,197	188,197
Fully Diluted	192,642	192,642	204,925	204,925